EXHIBIT 10.1
                                     [Date]



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Dear
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         In order to give you a stake in the future growth and prosperity of
Gerald Stevens, Inc. (the "Company") and to encourage you to provide outstanding services to the Company and its subsidiaries, the Board of Directors has awarded you, effective ___________, options to acquire ____ shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price of $_____ per share.

         The options granted to you are subject to the Gerald Stevens, Inc. 2000 Stock Option Plan (the "Stock Option Plan"), a copy of which is attached. Options granted under the Stock Option Plan typically vest over a four year period, with 25% of the shares vesting on the first, second, third and fourth anniversary of the grant. This year, the Board of Directors has decided to give a special reward to all option recipients by accelerating the vesting schedule by one year. This means that 25% of the shares are immediately vested, 25% will vest on the first anniversary, 25% on the second anniversary and 25% on the third anniversary. The Board wanted to give you some current value to this grant in appreciation of your efforts and dedication. We hope however, that you will see the long-term potential in being an option holder of Gerald Stevens and will continue to accumulate your shares in anticipation of their future growth and value.

         The options have a term of ten years. Options may be exercised at any time after they vest (until their expiration on ________) provided you remain an employee of the Company. If you leave the Company's employ, all options whether vested and exercisable or not vested and exercisable on the date of termination, will expire and be forfeited as of that date.

         This letter will serve as evidence of your grant of options. Please indicate your receipt of this letter by signing and returning it to Gerald Stevens, Inc., P. O. Box 350526, Ft. Lauderdale, Florida 33335-0526, Attention:
Barbara Ann Bohlman. Sign the other copy and keep it with your Stock Option Plan materials.

         On behalf of the Company and the Board of Directors, we appreciate your contribution to the Company's success.

                                             Very truly yours,


                                             /s/ Art Sanders
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                                             Art Sanders
                                             Vice President, Human Resources


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Accepted